Exhibit 3.50
AMENDED AND RESTATED BYLAWS
of
SEACOAST PATHOLOGY, INC.
Adopted as of December 15, 2006
          References in these Bylaws to “Articles of Incorporation” are to the Articles of Incorporation, as amended and restated from time to time, of Seacoast Pathology, Inc. (the “Corporation”).
          All of these Bylaws are subject to contrary provisions, if any, of the Articles of Incorporation, the New Hampshire Business Corporation Act (the “Act”) and other applicable law, as in effect on and after the effective date of these Bylaws.
          1. Name. The name of the Corporation will be “Seacoast Pathology, Inc.” or such other name that complies with applicable law as the Board of Directors may select from time to time.
          2. Purpose; Powers. The Corporation is organized for any lawful purpose except carrying on the business of banking, the construction and maintenance of railroads, the business of making contracts for the payment of money at a fixed date or upon the happening of some contingency or the business of a trust, surety, indemnity or safe deposit company. The Corporation will have any and all powers necessary or desirable to carry out the purposes and business of the Corporation, to the extent the same may be lawfully exercised by corporations under the Act.
          3. Registered Office and Agent. The registered office of the Corporation in the State of New Hampshire is 9 Capitol Street, Concord, New Hampshire 03301. The registered agent of the Corporation for service of process at such address is CT Corporation System. The registered office and/or registered agent of the Corporation may be changed from time to time in the discretion of the Board of Directors.
          4. Shareholders.
               (i) Annual Meeting. An annual meeting of shareholders shall be held for the election of directors at such date, time and place, either within or without the State of New Hampshire, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. If no place is designated for such annual meeting, it shall be held at the principal office of the Corporation.
               (ii) Special Meeting. Special meetings of shareholders for any purpose or purposes may be called at any time by the Board of Directors or the Chief Executive Officer, and shall be called by the Corporation if the holders of at least ten (10) percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation’s Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. If no place is designated by the Board of Directors for such special meeting, it shall be held at the principal office of the Corporation. Only such business as shall have been described in the notice of the meeting shall be conducted at such special meeting.
               (iii) Notice of Meeting. Written or printed notice stating the place, date and time of a meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting.
               (iv) Voting Group; Quorum; Vote Required to Act. Each shareholder who is entitled to vote shall have one (1) vote for each share of stock owned, except as otherwise provided by the Act or the Articles of Incorporation. Unless otherwise required by the Act or the Articles of Incorporation, all classes or series of the Corporation’s shares entitled to vote generally on a matter shall for that purpose be considered a single voting group (a “Voting Group”). The presence in person or by proxy of shares representing a majority of votes entitled to be cast on a matter by a Voting Group shall constitute a quorum of that Voting Group with regard to that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter by a Voting Group, other than the election of directors and as provided in Section 10 below, is approved if the votes cast within the Voting Group favoring the action exceed the votes cast opposing the action.
               (v) Record Date. For the purpose of determining shareholders (a) entitled to notice of or to vote at any meeting of shareholders or, if necessary, any adjournment thereof, (b) to demand a special meeting or (c) take any other action, the Board of Directors may fix in advance a date as the record date. The record day may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. If no record date is fixed in advance by the Board of Directors, then the record date for any determination of shareholders entitled to vote or take any other action shall be determined in accordance with the Act.
               (vi) Action by Shareholders Without a Meeting. Action required or permitted by the Act, the Articles of Incorporation or the Bylaws may be taken without a meeting if the action taken is evidenced by one or more written consents describing the action taken, signed by all of the shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.
          5. Board of Directors.
               (i) Management. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

               (ii) Number; Election: Term. The number of directors of the Corporation shall be fixed by resolution of the Board of Directors from time to time. No director need be a resident of the State of New Hampshire or a shareholder. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which quorum is present. The term of each director shall expire at the next annual shareholders’ meeting following his election or until his earlier death, resignation or removal; however, despite expiration of a director’s term, he continues to serve until his successor is elected and qualified or until there is a decrease in the number of directors.
               (iii) Meetings — Quorum and Voting. A majority of the number of directors in office immediately before a meeting begins shall constitute a quorum of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors.
               (vi) Action by the Board of Directors Without a Meeting. Action required or permitted by the Act, Articles of Incorporation or the Bylaws may be taken without a meeting if the action taken is evidenced by one or more written consents describing the action taken, signed by each director and included in the minutes or filed with the corporate records
          6. Officers. The Board of Directors may, from time to time, designate one or more persons to be officers of the Corporation. No officer need be a resident of the State of New Hampshire or a shareholder. Any officers so designated shall have such authority and perform such duties as the Board of Directors may, from time to time, delegate to them; provided, however, that the Board of Directors shall delegate to one of the officers responsibility for preparing minutes of the directors’ and shareholders’ meetings and for authenticating records of the Corporation. The Board of Directors may assign titles to particular officers. Each officer shall hold office until such officer’s successor shall be duly designated and shall qualify or until such officer’s earlier death, resignation or removal. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.
          7. Distributions. Distributions of cash or other assets of the Corporation to the shareholders shall be made at such times and in such amounts as the Board of Directors may determine subject to the limitations set forth in the Act.
          8. Transfer of Shares. Except as provided in Section 13, a shareholder may transfer all or any portion of its shares only with the consent of the shareholders, which consent may be given or withheld in each shareholder’s sole discretion.
          9. Dissolution. The Corporation will be dissolved and its affairs will be wound up and terminated only upon (i) the submission by the Board of Directors of a proposal to dissolve the Corporation to the shareholders and the affirmative vote of the shareholders or (ii) an administrative dissolution under the Act or the entry of a decree of judicial dissolution under the Act. Upon dissolution, the Corporation will be liquidated in an orderly manner by the Board of Directors.

          10. Limitation on Liability. The debts, obligations and liabilities of the Corporation, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Corporation, and no shareholder, director or officer of the Corporation shall be obligated personally for any such debt, obligation or liability of the Corporation solely by reason of being a shareholder, director or officer.
          11. Amendments to Bylaws. The Bylaws may be modified or amended, or amended and restated, by the Board of Directors or the shareholders in accordance with the Act.
          12. Indemnification.
               (i) Indemnification. The Corporation hereby agrees to indemnify and hold harmless any shareholder, director, officer or other person (each an “Indemnified Person”) to the fullest extent permitted under the Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Corporation to provide broader indemnification rights than the Corporation is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorney fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Indemnified Person (or one or more of such person’s affiliates) by reason of the fact that such Indemnified Person is or was a shareholder or is or was serving as an officer, director, principal, member, manager, employee, agent or representative of the Corporation (or a shareholder) or is or was serving at the request of the Corporation as a managing member, manager, officer, director, principal, member, employee, agent or representative of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided that such Indemnified Person’s actions were conducted in good faith and such Indemnified Person reasonably believed, in the case of conduct in its official capacity with the Corporation, that its conduct was in the Corporation’s best interests, and in all other cases, that such Indemnified Person’s conduct was at least not opposed to the Corporation’s best interests, and in the case of any criminal proceeding, such Indemnified Person had no reasonable cause to believe its conduct was unlawful; provided further that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its affiliates’ (excluding, for purposes hereof, the Corporation’s and its subsidiaries’) willful misconduct or knowing violation of law or willful breach of the Bylaws as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected) or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its affiliates’ (excluding, for purposes hereof, the Corporation’s and its subsidiaries’), employees, agents or representatives contained herein or in any other agreement with the Corporation or its affiliates. Expenses, including attorneys’ fees and expenses, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Corporation, including a statement that such Indemnified Person has a good faith belief that the standard of conduct described above was satisfied. The right to indemnification and the advancement of expenses conferred in this Section 12(i) shall not be exclusive of any other right which any Indemnified Person may have or hereafter acquire under any statute, agreement, law, vote of the Board of Directors or shareholders or otherwise. If this Section 12(i) or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 12(i) to the fullest extent permitted by any applicable portion of this Section 12(i) that shall not have been invalidated and to the fullest extent permitted by applicable law. Determinations of authorization for indemnification and reasonableness of expenses shall be made in accordance with applicable New Hampshire law, including but not limited to a majority vote of the members of the Board of Directors not parties to the proceeding or by special legal counsel appointed by the Board of Directors.
               (ii) Nonexclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Section 12 shall not be exclusive of any other right which any Indemnified Person may have or hereafter acquire under any statute, agreement, law, vote of the Board of Directors or shareholders or otherwise.
          13. No Restrictions on Ability to Pledge. Notwithstanding any other provision in the Bylaws, no consent of the shareholders shall be required to permit (i) any shareholder to pledge its shares of capital stock in the Corporation as security for a loan to such shareholder, the Corporation or any of their respective affiliates, or (ii) a pledgee of a shareholder’s shares in the Corporation to transfer such shares in connection with such pledgee’s exercise of its rights and remedies with respect thereto, or to permit such pledgee or its assignee to be substituted for the shareholder in connection with such pledgee’s exercise of such rights and remedies.